                                                                  CONFORMED COPY
                                                                  --------------

================================================================================

                                 LOAN AGREEMENT

                         Dated as of December 30, 1999


                                    between


                          MIDWAY AIRLINES CORPORATION,
                                  as Borrower


                                      and


                           FLEET CAPITAL CORPORATION,
                                   as Lender

================================================================================

                                    COVERING
            TWO (2) GENERAL ELECTRIC MODEL CF34-3B1 AIRCRAFT ENGINES

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE 1.  INTERPRETATION..................................................................        1
            Section 1.01.     Definitions...................................................        1
            Section 1.02.     References....................................................        1
            Section 1.03.     Headings......................................................        1
            Section 1.04.     Appendices Schedules and Exhibits.............................        2

ARTICLE 2.  THE LOANS.......................................................................        2
            Section 2.01.     The Loans and Closing.........................................        2
                              (a)  The Loans................................................        2
                                   (i)  Loan A..............................................        2
                                   (ii) Loan B..............................................        2
                              (c)  Funding Dates............................................        2
                              (d)  Closing Procedure........................................        2
                                   (i)   Time and Place.....................................        2
                                   (ii)  Making of the Loans................................        2
            Section 2.02.     Notes Evidencing the Loans....................................        3
            Section 2.03.     Interest and Principal........................................        4
            Section 2.04.     Prepayments...................................................        4
            Section 2.05.     Manner of Payments............................................        4
            Section 2.06.     Application of Payments.......................................        5

ARTICLE 3.  CONDITIONS PRECEDENT............................................................        5
            Section 3.01.     Conditions Precedent to Making of Loan A......................        5
                              (a)  Delivery of Documents....................................        6
                              (b)  Violation of Law.........................................        7
                              (c)  No Event of Default......................................        7
                              (d)  No Event of Loss.........................................        7
                              (e)  Title....................................................        8
                              (f)  Filings..................................................        8
                              (g)  Financing Statements.....................................        8
                              (h)  No Proceedings...........................................        8
                              (i)  Governmental Action......................................        8
                              (j)  Invoice..................................................        8
                              (k)  Other Documents..........................................        8
            Section 3.02.     Conditions Precedent to Making of Loan B......................        5
                              (a)  Delivery of Documents....................................        6
                              (b)  Violation of Law.........................................        7

                              (c)  No Event of Default.....................................         7
                              (d)  No Event of Loss........................................         7
                              (e)  Title...................................................         8
                              (f)  Filings.................................................         8
                              (g)  Financing Statements....................................         8
                              (h)  No Proceedings..........................................         8
                              (i)  Governmental Action.....................................         8
                              (j)  Other Documents.........................................         8
            Section 3.03.     Post-Recordation Opinion.....................................         9

ARTICLE 4.  BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS...........................         9
            Section 4.01.     Borrower's Representations and Warranties....................         9
            Section 4.02.     Certain Covenants of Borrower................................        11
                              (a)  Filings and Recordings..................................        11
                              (b)  Privileges and Franchises...............................        12
                              (c)  Merger and Consolidation................................        12
                              (d)  Change of Location......................................        13
                              (e)  Financial Statements....................................        13
                              (f)  Filing of Documents.....................................        13
            Section 4.03.     Survival of Representations and Warranties...................        14

ARTICLE 5.  LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.............................        14

            Section 5.01.     Representations, Warranties and Covenants of Lender..........        14
                              (a)  Representations and Warranties..........................        14
                              (b)  Assignment of Loan......................................        15
            Section 5.02.     The Borrower's Right of Quiet Enjoyment......................        17
            Section 5.03.     Survival of Representations, Warranties and Covenants........        17

ARTICLE 6.  [INTENTIONALLY OMITTED]........................................................        25

ARTICLE 7.  GENERAL INDEMNITY..............................................................        25
            Section 7.01.     Generally....................................................        25
                              (a)  Indemnity...............................................        25
                              (b)  Exceptions..............................................        27
                              (c)  Non-Parties.............................................        28
            Section 7.02.     Notice and Payment...........................................        28
            Section 7.03.     Defense of Claims............................................        28
            Section 7.04.     Insured Claims...............................................        29
            Section 7.05.     Subrogation..................................................        29
            Section 7.06.     Information..................................................        29
            Section 7.07.     Survival of Obligations......................................        29

            Section 7.08.  Effect of Other Indemnities...................   30
            Section 7.09.  Waiver of Certain Claims......................   30

ARTICLE 8.  EVENTS OF DEFAULT............................................   30
            Section 8.01.  Events of Default.............................   30

ARTICLE 9.  REMEDIES.....................................................   32
            Section 9.01.  Remedies......................................   32

ARTICLE 10. TRANSACTION COSTS............................................   33
            Section 10.01. Transaction Costs and Other Costs.............   33
                           (a) Transaction Costs.........................   33
                           (b) Amendments and Supplements................   33

ARTICLE 11. NOTICES......................................................   33
            Section 11.01. Notices.......................................   33

ARTICLE 12. MISCELLANEOUS................................................   34
            Section 12.01. Counterparts..................................   34
            Section 12.02. No Oral Modifications.........................   34
            Section 12.03. Captions......................................   34
            Section 12.04. Successors and Assigns........................   34
            Section 12.05. Severability..................................   34
            Section 12.06. Limitations of Liability......................   35
            Section 12.07. GOVERNING LAW.................................   35
            Section 12.08. Section 1110 Compliance.......................   36
            Section 12.09. Maximum Interest Rate.........................   36
            Section 12.10. Term of Agreement; Release of Liens...........   36

Appendix A  Definitions

     LOAN AGREEMENT dated as of December 30, 1999 (this "Agreement") between MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation (together with its successors and permitted assigns, the "Lender").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof;

          WHEREAS, subject to the terms and conditions of this Agreement, Lender will make the Loan to Borrower and the Loan shall be evidenced by the Note and secured by the Security Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration and receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

          Section 1.01   Definitions.  Capitalized terms used herein and defined
                         -----------
in Appendix A shall, except as such definitions may be specifically modified in the body of this Agreement for the purposes of a particular section, paragraph or clause, have the meanings given such terms in Appendix A.

          Section 1.02   References.  References in this Agreement to sections,
                         ----------
paragraphs, clauses, appendices, schedules and exhibits are to sections, paragraphs, clauses, appendices, schedules and exhibits in and to this Agreement unless otherwise specified.

          Section 1.03   Headings.  The headings of the various sections,
                         --------
paragraphs and clauses of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          Section 1.04   Appendices Schedules and Exhibits.  The appendices,
                         ---------------------------------
schedules and exhibits hereto are part of this Agreement.

                                   ARTICLE 2.
                                   THE LOANS

          Section 2.01   The Loans and Closing. Subject to all the terms and
                         ---------------------
conditions of this Agreement, the Borrower and the Lender agree to enter into the financing transaction with respect to the Engines provided for in this
Article 2.

          (a)  The Loans.
               ---------

               (i)  Loan A. Subject to satisfaction of the applicable conditions
                    ------
     set forth in Section 3.01 hereof, on the first Funding Date, Lender will lend to Borrower and Borrower will borrow from Lender the amount of * ("Loan A"), upon the terms and subject to the conditions of this Agreement.

               (ii) Loan B. Subject to satisfaction of the applicable conditions
                    ------
     set forth in Section 3.02 hereof, on the second Funding Date, Lender will lend to Borrower and Borrower will borrow from Lender an amount not to exceed * ("Loan B", and together with Loan A, the "Loans"), upon the terms and subject to the conditions of this Agreement; provided that the Lender shall not be obligated to lend to Borrower Loan B if the second Funding Date does not occur by March 31, 2000.

          (b)  Funding Dates. Each "Funding Date" shall be the date fixed by the
               -------------
Borrower in a notice which, in the case of the second Funding Date, shall be given to the Lender at least five (5) Business Days prior to each Funding Date.

          (c)  Closing Procedure.
               -----------------

               (i)  Time and Place. The closing with respect to each Funding
                    --------------
     Date shall take place at 11:00 a.m. New York City local time on such Funding Date at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York or at such other time and place as the parties may agree. Such closing shall be preceded by a pre-closing at the same place, the time for which shall be fixed by the Borrower and the Lender, at which the forms of the Operative Agreements to be executed, the certificates and other documents to be delivered and the forms of the legal opinions to be delivered at the closing by each party or its counsel pursuant to this Agreement shall be available for inspection by the parties and their respective counsel.

               (ii) Making of the Loans. Upon satisfaction or waiver by the
                    -------------------
     Lender of the applicable conditions precedent set forth in Section 3.01 or 3.02, as the case may be, the Lender shall on the relevant Funding Date make the applicable Loan to the Borrower at such account as specified by the Borrower prior to the relevant Funding Date.

* Confidential treatment requested for omitted information. Omitted information has been filed separately with the Commission.

          Section 2.02   Notes Evidencing the Loans.  Each Loan shall be
                         --------------------------
evidenced by a Note. Each Note shall be made by Borrower payable to the order of Lender in the amount of the lesser of (i) the face amount of such Note or (ii) the principal amount of the relevant Loan outstanding from time to time, and shall be dated the relevant Funding Date of such Loan and shall finally mature on the Maturity Date with respect to such Loan. Each Note shall be executed and delivered in New York.

          Section 2.03   Interest and Principal.
                         ----------------------

          (a) Borrower shall pay to Lender interest monthly in arrears on the unpaid principal amount of each Loan for the period commencing on the relevant Funding Date of such Loan until such Loan shall be paid in full, at the following rates per annum:

               (i) a rate per annum equal to the Applicable Rate (which, in the case of Loan A, shall equal *% per annum, computed on the basis of a year consisting of twelve 30 day months);

               (ii) if all or any portion of the principal of or interest on the Loans or any other amount due hereunder or under the Notes or any other Operative Agreement shall not be paid when due, such past due principal or interest or other amount shall bear interest at the Past Due Rate.

          (b) Borrower shall repay each Loan to the Lender in monthly installments on each Payment Date (x) with respect to Loan A, as specified in Annex A to the Note relating to such Loan and (y) with respect to Loan B, pursuant to a schedule to be agreed upon by the Lender and the Borrower after the Applicable Rate for such Loan has been established, which schedule shall provide for equal monthly payments of principal and interest over a term of 84 months, provided that on the Maturity Date for each Loan, Borrower shall pay all remaining principal and outstanding accrued interest (and all other amounts) then due and payable to Lender in respect of such Loan.

          Section 2.04   Prepayments.
                         -----------

          (a) Upon the occurrence of an Event of Loss with respect to an Engine and if the Borrower elects not to replace such Engine with a Replacement Engine pursuant to clause (ii) of Section 4.03(e) of the Security Agreement, Borrower shall prepay the Loan relating to such Engine on the date specified in Section 4.03(e) of the Security Agreement. Such prepayment shall include an amount equal to all unpaid interest then accrued with respect to such Loan, plus the Make-Whole Premium, if any, and all other amounts due hereunder or under any other Operative Agreement relating to the Loan being prepaid.

          (b) Borrower may prepay, without penalty, all of the principal of either Loan provided that together with such prepayment it pays all then accrued interest with respect to such

* Confidential treatment requested for omitted information. Omitted information has been filed separately with the Commission.

Loan, plus the Make-Whole Premium, if any, and all other amounts due hereunder or under any other Operative Agreement relating to the Loan being prepaid.

          Section 2.05   Manner of Payment.  All payments and prepayments
                         -----------------
payable by the Borrower to the Lender hereunder shall be paid to the Lender at the following account or at such other account as the Lender shall specify in a notice to the Borrower, in Dollars in immediately available funds, so that the Lender receives the full amount of each payment not later than 12:00 noon Eastern Time on the due date thereof:

            Bank: Fleet National Bank
            ABA No. 01150010
            For the account of Fleet Capital Leasing, account no. 015-5527767-02
            Re: Midway Airlines Corp., customer no. 33136
            Upon receipt contact Leslie Tordorff at (401) 278-3152

If any payment is due on a day that is not a Business Day, such payment shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment and (if paid on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day.

          Section 2.06   Application of Payments.  Each amount received or
                         -----------------------
realized by Lender on or with respect to a Loan or any part thereof shall be applied by Lender as follows: first, to all accrued but unpaid interest on such
                              -----
Loan; second, to pay in full the principal then outstanding on such Loan; and
      ------
third, to pay any the Make-Whole Premium, if any,  then due in respect of such
-----
Loan.


                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

          Section 3.01   Conditions Precedent to Making of Loan A.  The
                         ----------------------------------------
obligation of the Lender to make Loan A on the relevant Funding Date is subject to satisfaction or waiver by the Lender, on or prior to such Funding Date, of the conditions precedent set forth below in this Section 3.01:

          (a) Delivery of Documents.  The Lender shall have received executed
              ---------------------
counterparts of the following agreements, instruments, certificates or documents, and such counterparts (x) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (y) shall be reasonably satisfactory in form and substance to the Lender and (z) shall be in full force and effect:

               (i)  this Agreement;

               (ii)  the Note relating to Loan A;

               (iii) the Security Agreement and the Security Agreement Supplement relating to Loan A Engine;

               (iv)  the broker's report and insurance certificates required by
     Section 4.05(g) of the Security Agreement;

               (v) (A) a copy of the Certificate of Incorporation and By-Laws of Borrower and resolutions of the board of directors of Borrower, in each case certified as of such Funding Date, by the Secretary or an Assistant Secretary of Borrower, duly authorizing the execution, delivery and performance by Borrower of the Operative Agreements required to be executed and delivered by Borrower in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Borrower as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of Borrower; together with such other documents and evidence with respect to it as Lender may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

               (vi) an Officer's Certificate of Borrower, dated as of such Funding Date, stating that its representations and warranties set forth in this Agreement are true and correct as of such Funding Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (vii) the following opinions of counsel, in each case dated such Funding Date:

               (A) Jonathan Waller, Senior Vice President and General Counsel of the Borrower, substantially in the form reasonably acceptable to the Lender.

               (B) Fulbright & Jaworski, L.L.P. special counsel for the Borrower, substantially in the form reasonably acceptable to the Lender and the Borrower; and

               (C) Crowe & Dunlevy P.C., special aviation counsel, substantially in the form reasonably acceptable to the Lender and the Borrower.

          (b)  Violation of Law.  No change shall have occurred after the date
               ----------------
of this Agreement in any Applicable Law that makes it a violation of law for (a) Lender or Borrower to execute, deliver and perform the Operative Agreements to which either of them is a party or (b) Lender to make Loan A to the Borrower.

          (c) No Event of Default.  On such Funding Date, no event shall have
              -------------------
occurred and be continuing, or would result from the making of Loan A, which constitutes a Default or Event of Default.

          (d) No Event of Loss.  No Event of Loss with respect to the applicable
              ----------------
Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to such Engine shall have occurred.

          (e) Title.  Borrower shall have good and marketable title to the Loan
              -----
A Engine, free and clear of Liens, except Permitted Liens of the type referred to in clause (c), (d) and (i) of the definition thereof.

          (f) Filings.  On such Funding Date the Security Agreement and the
              -------
Security Agreement Supplement relating to Loan A Engine shall have been duly filed for recordation with the FAA in accordance with the Transportation Code.

          (g) Financing Statements.  A Uniform Commercial Code financing
              --------------------
statement or statements covering the security interest contemplated by the Security Agreement as supplemented by the Security Agreement Supplement relating to Loan A Engine shall have been executed and delivered by the Borrower as debtor and by the Lender as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of North Carolina or any other applicable jurisdiction.

          (h) No Proceedings.  No action or proceeding shall have been
              --------------
instituted, nor shall any action be threatened in writing, before any governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any governmental authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

          (i) Governmental Action.  All appropriate action required to have been
              -------------------
taken prior to such Funding Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Funding Date in connection with the transactions contemplated by this Agreement shall have been issued.

          (j) Other Documents.  The Lender receives such other documents,
              ---------------
certificates and opinions, and evidence of such other matters, in connection with the transactions contemplated hereby as Lender may reasonably request.

          Section 3.02   Conditions Precedent to Making of Loan B.  The
                         ----------------------------------------
obligation of the Lender to make Loan B on the relevant Funding Date is subject to satisfaction or waiver by the

Lender, on or prior to such Funding Date, of the conditions precedent set forth below in this Section 3.02:

          (a)  Delivery of Documents.  The Lender shall have received executed
               ---------------------
counterparts of the following agreements, instruments, certificates or documents, and such counterparts (x) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (y) shall be reasonably satisfactory in form and substance to the Lender and (z) shall be in full force and effect:

               (i)   the Note relating to Loan B;

               (ii)  the Security Agreement Supplement relating to Loan B
     Engine;

               (iii) the broker's report and insurance certificates required by
     Section 4.05(g) of the Security Agreement;

               (iv) an Officer's Certificate of Borrower, dated as of such Funding Date, stating that its representations and warranties set forth in this Agreement are true and correct as of such Funding Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (v) the following opinions of counsel, in each case dated such Funding Date:

               (A) Jonathan Waller, Senior Vice President and General Counsel of the Borrower, in substantially the same form of opinion issued under
     Section 3.01(a)(vii)(A).

               (B) Fulbright & Jaworski, L.L.P. special counsel for the Borrower, in substantially the same form of opinion issued under Section 3.01(a)(vii)(B); and

               (C) Crowe & Dunlevy P.C., special aviation counsel, in substantially the same form of opinion issued under Section
     3.01(a)(vii)(C).

          (b)  Violation of Law. No change shall have occurred after the date of
               ----------------
this Agreement in any Applicable Law that makes it a violation of law for (a) Lender or Borrower to execute, deliver and perform the Operative Agreements to which either of them is a party or (b) Lender to make Loan B to the Borrower.

          (c)  No Event of Default.  On such Funding Date, no event shall have
               -------------------
occurred and be continuing, or would result from the making of Loan B, which constitutes a Default or Event of Default.

          (d) No Event of Loss.  No Event of Loss with respect to the applicable
              ----------------
Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to such Engine shall have occurred.

          (e) Title.  Borrower shall have good title to the Loan B Engine, free
              -----
and clear of Liens, except Permitted Liens of the type referred to in clause (c) and (d) of the definition thereof.

          (f) Filings.  On such Funding Date, the Security Agreement Supplement
              -------
relating to Loan B Engine shall have been duly filed for recordation with the FAA in accordance with the Transportation Code.

          (g) Financing Statements.  A Uniform Commercial Code financing
              --------------------
statement or statements covering the security interest contemplated by the Security Agreement as supplemented by the Security Agreement Supplement relating to Loan B Engine shall have been executed and delivered by the Borrower as debtor and by the Lender as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of North Carolina or any other applicable jurisdiction.

          (h) No Proceedings.  No action or proceeding shall have been
              --------------
instituted, nor shall any action be threatened in writing, before any governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any governmental authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

          (i) Governmental Action.  All appropriate action required to have been
              -------------------
taken prior to such Funding Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Funding Date in connection with the transactions contemplated by this Agreement shall have been issued.

          (j) Material Advance Change.  Since the first Funding Date, there has
              -----------------------
been no material adverse change in the financial condition of the Borrower, and a Senior Vice President of the Borrower shall so represent to the Lender.

          (k) Invoice.  The Lender shall have received a copy of the
              -------
Manufacturer's invoice with respect to the Loan B Engine.

          (l) Other Documents.  The Lender receives such other documents,
              ---------------
certificates and opinions, and evidence of such other matters, in connection with the transactions contemplated hereby as Lender may reasonably request.

          Section 3.03   Post-Recordation Opinion.  Promptly upon the
                         ------------------------
recordation of the documents referenced in Section 3.01(f) and 3.02(f), Borrower will direct Crowe & Dunlevy P.C., special counsel in Oklahoma City, Oklahoma, to deliver to Borrower and Lender a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.


                                   ARTICLE 4.
              BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 4.01   Borrower's Representations and Warranties.  The
                         -----------------------------------------
Borrower represents and warrants that, as of each Funding Date (unless any such representation and warranty is specifically made as of an earlier date, in which case the Borrower represents and warrants as of such earlier date):

          (a) the Borrower is a corporation duly organized and validly existing and is in good standing under the laws of State of Delaware, has its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Morrisville, North Carolina at the address set forth in Section 11.01(a), and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified or in good standing would have a materially adverse effect on its business or would impair its ability to perform its obligations under the Borrower Documents;

          (b) the Borrower has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under the Borrower Documents;

          (c) the Borrower is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Section 41102(a) of the Transportation Code and a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

          (d) the Borrower possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are necessary to the conduct of its business and operations as currently conducted and each such permit is in full force and effect, except for any such permits the failure to have or maintain which would not have a material adverse effect on the Borrower or its ability to perform its obligations under the Borrower Documents;

          (e) except as provided in Section 4.07(c) of the Security Agreement, the execution, delivery and performance of the Borrower Documents have been duly authorized by all necessary corporate action on the part of the Borrower and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Borrower, and each such Borrower Documents has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws or by general equitable principles;

          (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Borrower of the Borrower Documents except for such registrations, applications and recordings referred to in the opinion of Crowe and Dunlevy P.C. delivered pursuant to Section 3.01(a)(vii)(C) and the filings referred to in Sections 3.01(f) and 3.02(f);

          (g) except as provided in Section 4.07(c) of the Security Agreement, neither the execution, delivery or performance by the Borrower of the Borrower Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any Applicable Law or the charter documents, as amended, or bylaws, as amended, of the Borrower or any order, writ, injunction or decree of any court or governmental authority against the Borrower or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon the Engines or any of its properties (other than Permitted Liens), except for any such conflict, breach or default which would not have a material adverse effect on the Borrower or its ability to perform its obligations under the Borrower Documents;

          (h) except as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Borrower with the SEC on or prior to the date hereof or as otherwise disclosed in writing to the Lender, there are no pending or, to the knowledge of the Borrower, threatened actions, suits, investigations or proceedings against or affecting the Borrower or any of its properties before or by any court, governmental agency, arbitration board, tribunal or other administrative agency which, (A) may reasonably be expected to have a materially adverse effect on the Borrower's consolidated financial condition, business, or operations, or (B) would materially adversely affect the ability of the Borrower to consummate the transactions contemplated by the Operative Agreements or perform its obligations under the Borrower Documents;

          (i) except for (A) the filing with and, where appropriate, recordation by the FAA pursuant to the Transportation Code of the Security Agreement and the Security Agreement Supplement relating to each Engine and (B) the filing of the financing statements referred to in Sections 3.01(g) and 3.02(g), no further action, including any filing or recording of any document, is necessary or advisable in order to establish the Lender's security interest in the Engines as against the Borrower and any third parties;

          (j) the Borrower has received good and marketable title to the relevant Engine as of the relevant Funding Date, free and clear of all Liens, except Permitted Liens of the type referred to in clause (c), (d) and (i) of the definition thereof;

          (k) no Default or Event of Default exists and no Event of Loss, or event which with the passage of time would constitute an Event of Loss, exists;

          (l) neither the Borrower nor any subsidiary of the Borrower is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          Section 4.0    Certain Covenants of Borrower.  The Borrower covenants
                         -----------------------------
and agrees as follows:

          (a) Filings and Recordings.  The Borrower will cause to be done,
              ----------------------
executed, acknowledged and delivered at the Borrower's cost and expense all such further acts, conveyances and assurances as the Lender shall reasonably require for accomplishing the purposes of the Operative Agreements. Without limiting the generality of this Section 4.02(a), the Borrower will promptly take, or cause to be taken, at the Borrower's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Security Agreement (including each supplement thereto), and any financing statements or other instruments as may be reasonably requested by the Lender and appropriate, to maintain the Lender's security interest in the Engines, as against the Borrower and any third parties, or if the Borrower cannot itself take, or cause to be taken, such action, will furnish to the Lender timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Lender to take such action at the Borrower's cost and expense in a timely manner.

          (b) Privileges and Franchises.  The Borrower shall at all times
              -------------------------
maintain its corporate existence, except as permitted by Section 4.02(c) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any right, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business; provided
                                                                    --------
that, nothing in this Section 4.02(b) shall in any way otherwise diminish the
----
obligations of the Borrower under the Security Agreement.

          (c) Merger and Consolidation.  The Borrower shall not, at any time
              ------------------------
while any Obligations are outstanding, enter into any merger with or into or consolidation with (which shall include a reorganization which involves the Borrower and another Person), or sell, convey, transfer, lease or otherwise dispose of in one or a series of transactions all or substantially all of its assets as an entirety to any Person, unless the surviving Person which acquires by purchase, conveyance, transfer or lease all or substantially all of the assets of the Borrower as an entirety (i) is a domestic Person organized and existing under the laws of the United States or any State of the United States,
(ii) is a Citizen of the United States, (iii) is a Section 1110 Person, so long as such status is a condition to the availability of Section 1110, (iv) immediately after giving effect to such transaction, unless otherwise consented to by Lender which consent shall not be unreasonably withheld, shall have a tangible net worth (determined in accordance with generally accepted accounting principles) at least equal to the lesser of (1) Fifty Million Dollars ($50,000,000) and (2) 75% of Borrower's tangible net worth (determined in accordance with generally accepted accounting principles) immediately prior to such transaction; (v) if not the Borrower, executes a duly authorized, legal, valid, binding, and enforceable agreement, reasonably satisfactory in form and substance to Lender, containing an effective assumption of all of the Borrower's, as applicable, obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and delivers such instrument to the Lender, (vi) provides an opinion from counsel (which counsel may be the Borrower's General Counsel) delivered to the Lender, which opinion shall be reasonably satisfactory to the Lender, and an officer's certificate (which may rely, as to legal matters, on such legal opinion), each stating that such merger, consolidation, conveyance, transfer, lease or other disposition and the instrument noted in clause (v) above comply with this Section 4.02(c), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vii) such survivor or Person makes such filings and recordings with the FAA as may be required pursuant to part A of subtitle VII or Title 49, United States Code to evidence such merger or consolidation.

          Upon any permitted consolidation or merger, or any permitted conveyance, transfer or lease of all or substantially all of the assets of the Borrower and the satisfaction of the conditions specified in this Section 4.02(c), the successor corporation formed by such consolidation or into which the Borrower is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Operative Agreement and any other document contemplated hereby and thereby to which the Borrower is a party with the same effect as if such successor corporation had been named as the Borrower herein and therein. No such consolidation or merger, or sale, conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any successor corporation which shall theretofore have become the Borrower hereunder in the manner prescribed in this Section 4.02(c) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Engines except in compliance with the applicable provisions of this Agreement and the Security Agreement.

          (d) Change of Location.  The Borrower agrees to give prompt prior
              ------------------
written notice (but in any event within 30 days prior to the expiration of the period of time specified under Applicable Law to prevent lapse of perfection) to the Lender of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the North Carolina Uniform Commercial Code) or of any change in its corporate name.

          (e) Financial Statements.  The Borrower agrees to furnish to the
              --------------------
Lender during the Term:

              (i) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, unaudited consolidated balance sheets of the Borrower and its subsidiaries (if any) as of the end of such quarter and related consolidated statements of income, shareholder's equity and cash flows of the Borrower and its subsidiaries (if any) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, provided that so long as the
                                              --------
     Borrower is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of the Borrower's quarterly report on Form 10-Q will satisfy this requirement;

              (ii) within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower or the affiliated group of which the Borrower is a member (on a consolidated basis, if applicable) and a balance sheet of the Borrower and its subsidiaries (if any) as of the end of such fiscal year and related statements of income, shareholder's equity and cash flows of the Borrower for such fiscal year, in comparative form with the preceding fiscal year, in each case certified by independent certified public accountants of national standing as having been prepared in accordance with generally accepted accounting principles in the United States, provided that so long
                                                          --------
     as the Borrower is subject to the reporting provisions of the Securities Exchange Act of 1934, a copy of the Borrower's annual report on Form 10-K will satisfy this requirement; and

              (iii) from time to time, such other non-confidential financial information as the Lender may reasonably request.

          (f) Filing of Documents.  Borrower, at its sole cost and expense, will
              -------------------
cause the documents filed with the FAA pursuant to Sections 3.01(f) and 3.02(f), the financing statements required pursuant to Sections 3.01(g) and 3.02(g) and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 4.02(c), or any relocation of its chief executive office) in respect of such financing statements to be prepared and, subject only to the execution and delivery thereof by Lender, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Transportation Code (with respect to such documents filed with the FAA) or the Uniform Commercial Code or similar law of any other applicable jurisdiction (with respect to such other documents).

          Section 4.03   Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties of the Borrower provided in Section 4.01 and in any other Operative Agreement shall survive the making and repayment of each Loan and the expiration or other termination of this Agreement and the other Operative Agreements.

                                   ARTICLE 5.
               LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 5.01   Representations, Warranties and Covenants of Lender.
                         ---------------------------------------------------

          (a)    Representations and Warranties.  The Lender represents and
                 ------------------------------
warrants that, as of each Funding Date (unless any such representation and warranty is specifically made as of an earlier date, in which case the Lender represents and warrants as of such earlier date):

                 (i) it is a corporation duly organized and validly existing and is in good standing under the laws of State of Rhode Island and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its properties and to enter into and carry out the transactions contemplated by this Agreement and the other Operative Agreements to which it is a party;

                 (ii) the Operative Agreements to which it is party have been duly executed and delivered by the Lender and constitute the legal, valid and binding obligations of the Lender enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws or general equitable principles; and

                 (iii) the funds to be used by the Lender to fund each Loan to the Borrower pursuant to the terms hereof do not constitute assets (within the meaning of ERISA and any applicable rules and regulations) of an ERISA Plan.

          (b)    Assignment of Loan. At any time after the Funding Date of Loan
                 ------------------
B and subject to satisfaction of the conditions set forth in this Section 5.01(b), the Lender may assign, convey or otherwise transfer to any Affiliate of Lender or to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Loan, provided that (i) the Lender
                                                  --------
gives the Borrower at least 10 days' notice of such assignment, conveyance or other transfer, and (ii) the transferee shall make a representation to the effect that the funds to be used by the transferee to acquire the Loan do not constitute the assets of an ERISA Plan. No assignment, conveyance or transfer by the Lender of the Loan shall increase the amount of the liability of the Borrower hereunder or under any other Operative Agreements over the amount of liability the Borrower would have incurred had such assignment, conveyance or transfer not occurred.

          Section 5.02   The Borrower's Right of Quiet Enjoyment.
                         ---------------------------------------
Notwithstanding any other provision of any of the Operative Agreements, Lender covenants that at any time while any Obligations are outstanding, so long as no Event of Default shall have occurred and be continuing and the Lender has not commenced the exercise of remedies set forth in Section 9.01 and Section 5.02 of the Security Agreement, Lender or any Person claiming by, through or under Lender will not take or cause to be taken any action contrary to the Borrower's rights hereunder, including, without limitation, its rights to possession, use and quiet enjoyment of the Engines, provided that
                                    --------
nothing contained herein shall affect any of the rights of the Lender under
Section 9.01 or 5.02 of the Security Agreement upon the occurrence and during the continuance of an Event of Default.

          Section 5.03   Survival of Representations, Warranties and Covenants.
                         -----------------------------------------------------
Representations, warranties and covenants of the Lender provided for in this
Article 5, and its obligations under any and all of them, shall survive the making and repayment of each Loan and the expiration or other termination of this Agreement and the other Operative Agreements.

                                   ARTICLE 6.
                            [INTENTIONALLY OMITTED]

                                   ARTICLE 7.
                               GENERAL INDEMNITY

          Section 7.01   Generally.
                         ---------

          (a)  Indemnity.  The Borrower agrees to assume liability for, and also
               ---------
agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from and against and in respect of, and will pay on an After Tax Basis, any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, disbursements and expenses, demands or judgments (including reasonable legal fees and expenses) of every kind and nature, whether or not any of the transactions contemplated by this Agreement are consummated and whether arising before, on or after either Funding Date (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, arising out of or in connection with, any one or more of the following:

               (i) any Operative Agreement or any transaction contemplated thereby;

               (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, condition, alteration, modification, addition, improvement, replacement, substitution, return, abandonment, redelivery or other disposition, repair or testing of the Engines or any Part thereof by the Borrower, any Permitted Lessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, condition, alteration, modification, addition, improvement, replacement, substitution, return, abandonment, redelivery or other disposition, repair or testing is in compliance with the terms hereof and of the Security Agreement, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, claims or penalty relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation and any Liens in respect of the Engines or any Part;

               (iii) the manufacture, design, sale, return, purchase, acceptance, nonacceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, registration, reregistration, deregistration, ownership, financing, import, export, performance, non-performance, pooling, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Engine, or Part or other transfer of use or possession, or other disposition of the Engines or any Part including, without limitation, latent and other defects, whether or not discoverable, tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed and including strict or absolute liability without fault), and any claims for patent, trademark or copyright infringement;

               (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Borrower under any of the Operative Agreements, or the falsity or inaccuracy of any representation or warranty of the Borrower in any of the Operative Agreements or the occurrence of any Default or Event of Default; and

               (v) the enforcement of the terms of the Operative Agreements (including this Section 7.01(a)).

          (b)  Exceptions.  The indemnity provided for in Section 7.01(a) shall
               ----------
not extend to any Expense to the extent it:

               (i) is attributable to the willful misconduct or gross negligence of any Indemnitee (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Engines or any Part or any transaction documents);

               (ii) is, except to the extent fairly attributable to acts or events occurring prior thereto, attributable to acts or events (other than the performance by Borrower of its obligations pursuant to the terms of the Operative Agreements) which occur after full repayment of the Loan by the Borrower;

               (iii) is, other than as expressly provided herein or in the other Operative Agreements, a Tax or loss of a Tax benefit;

               (iv) is a cost or expense expressly required to be paid by an Indemnitee or its permitted transferees (and not by the Borrower) pursuant to this Agreement or any other Operative Agreement and for which the Borrower is not otherwise obligated to reimburse an Indemnitee pursuant to the terms of this Agreement or such other Operative Agreement;

               (v) is attributable to the incorrectness or breach by an Indemnitee of its representations or warranties, under any of the Operative Agreements;

               (vi) is attributable to the failure by an Indemnitee to perform any of its obligations under any of the Operative Agreements except to the extent such failure was caused by a breach by Borrower of any representation or warranty or by any failure of Borrower to perform any obligation under an Operative Agreement;

               (vii) is attributable to the offer or sale of any interest in the Aircraft or the Loan or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which an Indemnitee is the debtor), unless in each case such offer or sale shall occur pursuant to the exercise of remedies hereunder and under any other Operative Agreement;

               (viii) is an Expense relating to, resulting from, arising out of or in connection with a "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975(c)(1) of the Code; and

               (ix)   constitutes an Indemnitee's  overhead.

          (c)  Non-Parties.  If an Indemnitee is not a party to this Agreement,
               -----------
in order to be entitled to the benefit of this Article 7, such Indemnitee shall comply with the terms of this Article 7 in connection with its making any claim for indemnification hereunder.

          Section 7.02   Notice and Payment.  Each Indemnitee shall give prompt
                         ------------------
written notice to the Borrower of any liability as to which a Responsible Officer of such Indemnitee has actual knowledge, for which the Borrower is, or may be, liable under this Article 7; provided, however, that failure to give
                                     --------  -------
such notice shall not terminate any of the rights of an Indemnitee under this
Article 7 and shall not release Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure adversely affects any applicable defense or counterclaim, otherwise increases the amount the Borrower would have been liable for in the absence of such failure to provide such notice or adversely affects the ability of Borrower's insurers to defend such claim.

          Section 7.03   Defense of Claims.  Pursuant to the terms hereof, the
                         -----------------
Borrower or its insurers shall have the right (in each such case at the Borrower's sole expense) to investigate, defend (and control the defense of) any such claim for which indemnification is sought pursuant to this Article 7 and each Indemnitee shall reasonably cooperate with the Borrower and its insurers with respect thereto, provided that, such right of the Borrower shall be subject
                      -------- ----
to Borrower having acknowledged in writing its obligation to indemnify the Indemnitee in respect of such claim if the defense of such claim is unsuccessful (unless and to the extent it is determined during any related proceedings that any of the exclusions set forth in Section 7.01(b) are applicable to such claim); provided further that, without limiting the right of the Borrower's
        -------- ------- ----
insurers to assume and control the
defense of or to compromise, any such claim, the Borrower shall not be entitled to assume and control the defense of or compromise any such claim (A) during the continuance of any Event of Default, (B) if an actual or potential material conflict of interest exists making it advisable in the good faith opinion of such Indemnitee (on the basis of prevailing standards of professional responsibility) for such Indemnitee to be represented by separate counsel or if such proceeding involves the potential imposition of criminal (or any non-de minimis risk of civil) liability on such Indemnitee (and, in any such instance, Borrower shall pay the reasonable fees and expenses of Lender's counsel) or (C) if such proceeding will involve any non-de minimis risk of the sale, forfeiture or loss of, or the creation of any Lien (other than Permitted Liens) on the Engines (unless the Borrower posts a bond or other security reasonably acceptable in form and substance to such Indemnitee) or involve any risk of criminal liability to such Indemnitee. Subject to the immediately foregoing sentence, where the Borrower or the insurers under a policy of insurance maintained by the Borrower undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Borrower or such insurers; provided, that, subject to the rights of Borrower's insurers to
               --------  ----
assume and control the defense of or to compromise (as provided herein), any such claim, any counsel selected by Borrower in connection with any defense shall be reasonably acceptable to the Lender. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Borrower or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the reasonable opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with the defense of such claim; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.03. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 7.03 without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and its insurers, unless such Indemnitee waives its right to be indemnified under this Article 7 with respect to such claim. Subject to the rights of Borrower's insurers to assume and control the defense of or to compromise, any such claim, the Borrower shall not enter into any settlement or compromise relating to any claims against the Lessor without consent of Lender (which consent shall not be unreasonably withheld or delayed); provided that, Borrower's insurers may not enter into any
                      -------------
such settlement or compromise without Lender's consent unless a release of all related claims against the Lender (and any other Indemnitee) shall be obtained in connection with such settlement or compromise.

          Section 7.04   Insured Claims.  Notwithstanding any other provision of
                         --------------
this Article 7 to the contrary, in the case of any Expense indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by the Borrower (or a Permitted Lessee) pursuant to Section 4.05 of the Security Agreement or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall reasonably cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such claim as may be required to retain the benefits of such insurance with respect to such claim.

          Section 7.05   Subrogation.  To the extent that an Expense indemnified
                         -----------
by the Borrower under this Article 7 is in fact paid in full by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnitee on whose behalf such Expense was paid with respect to the transaction or event giving rise to such Expense (other than the rights and remedies in respect of insurance policies maintained by such Indemnitee). So long as no Event of Default has occurred and is continuing, should an Indemnitee receive any refund, in whole or in part, with respect to any Expense paid in full by the Borrower hereunder, it shall promptly pay over the amount refunded (but not an amount in excess of the amount Borrower and/or such insurer has paid to such Indemnitee in respect of such Expense) to the Borrower.

          Section 7.06   Information.  Subject to Section 7.04, Borrower will
                         -----------
provide the relevant Indemnitee with such information, not within the control of such Indemnitee, as is in Borrower's control or is reasonably available to Borrower, which such Indemnitee may reasonably request, and will otherwise cooperate with such Indemnitee, so as to enable such Indemnitee to fulfill its obligations under Section 7.03 and to control or participate in any proceeding to the extent permitted by Section 7.03. The Indemnitee shall supply Borrower with such information, not within the control of Borrower, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Borrower may reasonably request to control or participate in any proceeding to the extent permitted by Section 7.03.

          Section 7.07   Survival of Obligations.  The indemnities and
                         -----------------------
agreements of the Borrower provided for in this Article 7 shall survive the expiration or other termination of this Agreement and the other Operative Agreements.

          Section 7.08   Effect of Other Indemnities.  The Borrower's
                         ---------------------------
obligations under this Article 7 shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, or any other document or instrument or by any other Person and regardless of any other rights that Borrower may have against such Indemnitee pursuant to any Operative Agreement or otherwise, and the Person seeking indemnification from the Borrower pursuant to any provision of this Agreement may proceed directly against the Borrower without first seeking to enforce any other right of indemnification.

          Section 7.09   Waiver of Certain Claims.  The Borrower hereby waives
                         ------------------------
and releases any Expense now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel of the Borrower, loss or damage to property of the Borrower, or the loss of use of any property of the Borrower, which results from or arises out of the condition, use or operation of the Engines, including, without limitation, any latent or patent defect whether or not discoverable.

                                   ARTICLE 8.
                               EVENTS OF DEFAULT

          Section 8.01   Events of Default.  The following events shall
                         -----------------
constitute Events of Default and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

          (a) Borrower shall fail to make any payment of (i) principal of or interest on the Loan, whether by acceleration or otherwise, when due and such failure shall continue for a period of ten (10) days; or (ii) any other amount required to be paid to Lender pursuant to any of the Borrower Documents within 20 days after receipt by the Borrower of a written demand therefor from the Lender;

          (b) The Borrower shall fail to procure and maintain any insurance required pursuant to Section 4.05 of the Security Agreement or such insurance shall be cancelled or lapse; provided that such lapse or cancellation shall not
                             --------
constitute an Event of Default until the earlier of 30 days after receipt by the Lender of notice of such lapse or cancellation or the date that the lapse or cancellation is effective as to the Lender;

          (c) The Borrower shall use the Engines after having received notice that the public liability insurance required by Section 4.05(a) of the Security Agreement has lapsed or has been cancelled (For the avoidance of doubt, the event specified in this Section 8.01(c) is an additional event constituting an Event of Default hereunder and is separate and independent from the event specified in Section 8.01(b) above.);

          (d) The Borrower shall fail to perform or observe any other covenant or condition to be performed or observed by it hereunder or under any other Operative Agreement, and such failure shall continue unremedied for a period of 30 days after delivery of notice of such failure from the Lender to the Borrower, unless such failure is curable and the Borrower shall, after the delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 135 days after delivery of such notice; provided that, such additional 105 period shall not apply to any such failure
-------- ----
under Section 4.01(b)(x) or 4.06 of the Security Agreement or Section 4.02(c) hereof;

          (e) Any representation or warranty made by the Borrower herein or in any other Operative Agreement or in any certificate required to be delivered by the Borrower pursuant thereto shall prove to have been incorrect in any material respect when made and shall remain material at the time in question and shall not be remedied within 30 days after notice thereof has been given to the Borrower by the Lender, unless such incorrectness is curable and Borrower shall, after delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 135 days after the delivery of such notice;

          (f) The Borrower shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or the Borrower shall admit in writing its inability to pay its debts generally as they come due (as provided in 11 U.S.C. (S)303(h)(1)), or shall make a general assignment for the benefit of its creditors, or the Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law or shall consent to the entry of an order for relief in an involuntary case under any such law or the Borrower shall file an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or otherwise seek relief under the provisions of any now existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

          (g) An order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of any substantial part of its property, or any substantial part of the property of the Borrower shall be sequestered, and any such order, judgment of decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof;

          (h) A petition against the Borrower in a proceeding under the Federal bankruptcy laws or other insolvency laws as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

          (i) So long as Fleet National Bank (or any Affiliate thereof) remains as the Lessor under the Lease Agreement [N587ML], any "Event of Default" shall occur under the Lease Agreement [N587ML]; or

          (j) Borrower shall receive notice of default or exercise of remedies with respect to the payment or performance of any indebtedness or other obligation to any third party (other than the "Lessor" under the Lease Agreement [N587ML]) and any such default or exercise of remedies results in an acceleration of such indebtedness or obligation; provided, however, that the aggregate amount of any such indebtedness or obligation is in excess of $5,000,000;

provided that, notwithstanding anything to the contrary contained herein or in
--------
any other Operative Agreement, any failure of the Borrower to perform or observe any covenant, condition, or agreement herein or in any other Operative Agreement shall not constitute an Event of Default under clause (d) above if such failure is caused solely by reason of an event referred to in the definition of "Event of

Loss" so long as the Borrower is continuing to comply with the applicable terms of Section 4.03(e) of the Security Agreement.


                                   ARTICLE 9.
                                    REMEDIES

          Section 9.0    Remedies.
                         --------

          (a) Upon the occurrence of any Event of Default described in Sections 8.01(f), 8.01(g) and 8.01(h) at any time thereafter so long as the same shall be continuing, the outstanding principal of the Loan, the accrued interest thereon and all other obligations of Borrower to Lender under this Agreement and any other Operative Agreement (including the Make Whole Amount, if any) shall automatically be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note or Security Agreement to the contrary notwithstanding.

          (b) Upon the occurrence and during the continuation of any other Event of Default at any time thereafter so long as the same shall be continuing, Lender may, in addition to exercising any and all other remedies it may have in the Security Agreement and any other Operative Agreement, declare the outstanding principal of the Loan, the accrued interest thereon and all other obligations of Borrower to Lender under the Operative Agreement (including the Make Whole Amount, if any) to be forthwith due and payable, whereupon the Loan, all accrued interest thereon and all such obligations shall immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note or Security Agreement to the contrary notwithstanding.

          (c) Upon the occurrence and during the continuation of any Event of Default at any time thereafter so long as the same shall be continuing, Borrower, in addition to its other obligations pursuant to this Section 9.01, shall indemnify Lender against all reasonable out-of-pocket costs and expenses incurred by Lender as a consequence thereof or in connection with any related exercise of remedies hereunder, under the Security Agreement or any other Operative Agreement. All such costs, expenses and damages shall be payable by Borrower upon demand by notice hereunder.

          (d) All payments received or amounts realized by Lender at any time and from time to time from any source after the Loan shall have become due and payable or been declared due and payable as a result of an Event of Default shall be applied by Lender as follows: first, in payment of all amounts owed to
                                       -----
the Lender pursuant to Section 9.01(c), second, to pay any accrued and unpaid
                                        ------
interest then due in respect of such Loan; third, to pay in full the principal
                                           -----
amount then outstanding on such Loan; fourth, to pay all other amounts then due
                                      ------
owing to the Lender hereunder or under the Operative Agreements (including the Make Whole Amount, if any) and fifth, the balance, if any, to the Borrower or as
                               -----
a court of competent jurisdiction may otherwise direct.

                                  ARTICLE 10.
                               TRANSACTION COSTS

          Section 10.01. Transaction Costs and Other Costs.
                         ---------------------------------

          (a)  Transaction Costs.  If the transactions contemplated by this
               -----------------
Agreement to occur on each Funding Date are consummated, the Borrower shall pay (or reimburse the Lender if the Lender shall have previously made such payment) all of the following fees and expenses relating to the transactions contemplated hereby, following receipt by the Borrower of appropriate invoices with respect thereto: (i) the reasonable fees and expenses of counsel for Lender; and (ii) the reasonable fees and expenses of special aviation counsel.

          (b)  Amendments and Supplements.  Without limitation of the foregoing,
               --------------------------
the Borrower agrees to pay to the Lender all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with any amendment, supplement, waiver or consent (whether or not entered into) under this Agreement or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Borrower or necessitated by the action or inaction of the Borrower; provided, however, that the Borrower shall not be responsible for fees or
--------  -------
expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 5.01(b) hereof or otherwise) by the Lender of any interest in the Loan.


                                  ARTICLE 11.
                                    NOTICES

          Section 11.01. Notices.  Except as otherwise specifically provided
                         -------
herein, all notices, requests, approvals or consents required or permitted by the terms hereof shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter). Any notice shall be effective when received. Any notice shall either be mailed, certified or registered mail, return receipt requested with proper first class postage prepaid, or sent in the form of a telecopy, provided that there is receipt of such notice the next
                    --------
Business Day from an overnight courier service, or by overnight delivery service or delivered by hand. Any notice shall be directed to the Borrower, the Lender or any other party hereto to the respective addresses set forth below or to such other address or telecopy number as any such party may designate pursuant to this Section 11.01:

          (a) if to the Borrower, to its office at 2801 Slater Road, Morrisville, North Carolina 27560, Attention: General Counsel, telephone (919) 595-6009, facsimile (919) 595-1705; or to such other address as the Borrower shall from time to time designate in writing to the Lender; and

          (b) if to the Lender, to its office at c/o Fleet Capital Corporation, 50 Kennedy Plaza, 5/th/ Floor, Providence, Rhode Island 02903-2305, Attention:
Chief Credit Officer, telephone (401) 278-6392, facsimile (401) 278-3139; or to such other address as the Lender shall from time to time designate in writing to the Borrower.


                                  ARTICLE 12.
                                 MISCELLANEOUS

          Section 12.01. Counterparts.  This Agreement may be executed by the
                         ------------
parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 12.02. No Oral Modifications.  Neither this Agreement nor any
                         ---------------------
of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by each party hereto.

          Section 12.03  Captions.  The table of contents preceding this
                         --------
Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

          Section 12.04  Successors and Assigns.  The terms of this Agreement
                         ----------------------
shall be binding upon, and shall inure to the benefit of, the Borrower and its successors and permitted assigns, and the Lender and its successors and permitted assigns.

          Section 12.05  Severability.  Any provision of this Agreement which is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 12.06  Limitations of Liability.  Lender shall not have any
                         ------------------------
obligation or duty to Borrower or any other Person with respect to the transactions contemplated hereby, except those obligations or duties of the Lender expressly set forth in this Agreement and the other Operative Agreements.

          Section 12.07  GOVERNING LAW.  (a) THIS AGREEMENT IS BEING DELIVERED
                         -------------
IN THE STATE OF NEW YORK, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE

OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, TO THE
                                                     --------  -------
EXTENT PERMITTED BY APPLICABLE LAW, THAT NOTHING IN THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENTS SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION IN ORDER TO REALIZE ON THE ENGINES OR ANY OTHER COLLATERAL OR ANY OTHER SECURITY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER, AND BORROWER EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS.

          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.01. EACH PARTY HERETO AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 12.07(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

          (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

          (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM

OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.


          Section 12.08 Section 1110 Compliance. The parties hereto agree that
                        -----------------------
the transactions contemplated by the Operative Agreements are expressly intended to be, shall be, and should be construed so as to be entitled to the benefits and protection of Section 1110.

          Section 12.10  Maximum Interest Rate.  Notwithstanding anything that
                         ---------------------
may be to the contrary in any of the Operative Agreements, no amount of interest due under any of the Operative Agreements shall in any event exceed the maximum rate permitted by law.

          Section 12.11  Term of Agreement; Release of Liens.  This Agreement
                         -----------------------------------
and all covenants, agreements, representations and warranties made herein shall survive the making and repayment of each Loan and the execution and delivery to Lender of the Note and shall continue in full force and effect until the payment in full of the Loan and all of the Obligations. Following payment to Lender in full of the Loan and all Obligations under the Operative Agreement, Lender, at Borrower's request and expense, shall execute such release of the Liens of the Security Agreement as Borrower may reasonably request.

          Section 12.11  Reinstatement.  If any payment, in whole or in part, of
                         -------------
any of the amounts due to the Lender pursuant to the terms of any Operative Agreement is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Borrower, the Borrower's obligations in respect of such returned payment (or portion thereof) shall be continue to be effective and shall be reinstated, all as though such payment had not been made, notwithstanding any termination of this Agreement or any other Operative Agreement.

                       *               *               *

          IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their respective, duly authorized officers as of the day and year first written above.


                                        MIDWAY AIRLINES CORPORATION,
                                        as Borrower


                                        By: /s/ Jonathan S. Waller
                                            ----------------------
                                            Name: Jonathan S. Waller
                                            Title: Senior Vice President
                                                   General Counsel


                                        FLEET CAPITAL CORPORATION,
                                        as Lender


                                        By: /s/ Edward W. O'Brien
                                            ---------------------
                                            Name: Edward W. O'Brien
                                            Title: Vice President

                                  APPENDIX A

                                  DEFINITIONS

GENERAL PROVISIONS

          The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

          Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and any agreement, instrument or document entered into in substitution or replacement therefor, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

     "Additional Insureds" means the Lender.
      -------------------

     "Aeronautical Authority" means as of any time of determination, the FAA or
      ----------------------
other governmental authority having jurisdiction over the Engines under the laws of the country in which the airframe (on which an Engine is installed) is then registered.

     "Affiliate" means, with respect to any Person, any other Person directly
      ---------
or indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

     "After Tax Basis" means a basis such that any payment to be received or
      ---------------
deemed to be received by a Person shall be supplemented by a payment to such Person so that the sum of such payments, after deduction of all taxes (taking into account any related credits or deductions) resulting from the actual or constructive receipt or accrual of such payments, shall be equal to the payment to be received.

     "Applicable Law" means all applicable laws, treaties, judgments, decrees
      --------------
injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

     "Applicable Rate" shall mean, (i) with respect to Loan A the rate per
      ---------------
annum set forth in Section 2.03(a)(i) of the Loan Agreement; and (ii) with respect to Loan B, the rate established one (1) Business Day prior to the second Funding Date, equal to the sum of (x), the four (4) year U.S. Treasury Constant Maturities as shown in the Federal Reserve Statistical Release H.15 as of such date plus (y) *%.

     "Average Life Date" means, for either Note, the date which follows the
      -----------------
prepayment date by a period equal to the Remaining Weighted Average Life of such Note.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended,
      ---------------
and any successor thereto.

     "Borrower" means Midway Airlines Corporation, a Delaware corporation, and
      --------
its successors and permitted assigns.

     "Borrower Documents" means the Operative Agreements to which the Borrower
      ------------------
is a party.

     "Business Day" means any day other than a Saturday or Sunday or other
      ------------
day on which commercial banks are authorized or required by law to close in New York City, Charlotte, North Carolina or Providence, Rhode Island.

     "Citizen of the United States" means a citizen of the United States as
      ----------------------------
defined in (S)40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

     "Code" means the United States Federal Internal Revenue Code of 1986,
      ----
as amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

     "Collateral" means all property which at the time of any determination
      ----------
is subject to a Lien in favor of Lender granted by Borrower under the Security Agreement or under any other Operative Agreements, including, but not limited to, the Engines.

     "CRAF Program" has the meaning specified in Section 4.01(b)(vii) of the
      ------------
Security Agreement.

     "Default" means any event or condition which, with the lapse of time or the
      -------
giving of notice, or both, would constitute an Event of Default.

     "Dollars", "Dollar" and "$" means dollars in lawful currency of the United
      -------    ------       -
States.
----------
 * Confidential treatment has been requested for omitted information. Omitted information has been filed separately with the Commission.

          "Engine" means (A) each of the two General Electric CF34-3B1 Series
           ------
200 aircraft engines, identified by manufacturer's serial number in such Security Agreement Supplements executed and delivered from time to time pursuant to the Security Agreement, so long as a Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Security Agreement, and
(B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Security Agreement, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on any aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title to such Parts remains subject to the Lien of the Security Agreement under the terms of Section 4.03 of the Security Agreement. The term "Engines" means, as of any date of determination, the two engines each
          -------
of which is an Engine on that date.

          "Engine Manufacturer" means General Electric Company, a New York
           -------------------
corporation.

          "Engine Manufacturer's Consent" means the Consent and Agreement of the
           -----------------------------
Engine Manufacturer to the assignment of portions of the Engine Warranty pursuant to Section 2.01 of the Security Agreement.

          "Engine Warranty" means the General Terms Agreement No. CF34-0897-065
           ---------------
in respect of the Engines provided to the Borrower by the Engine Manufacturer.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
any regulations and rulings issued thereunder all as amended and in effect from time to time.

          "ERISA Plan" means, individually or collectively, an employee benefit
           ----------
plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any applicable regulation thereunder or a plan or individual retirement account which is subject to Section 4975(c) of the Code;

          "Event of Default" has the meaning given to such term in Section 8.01
           ----------------
of the Loan Agreement.

          "Event of Loss" means any of the following events with respect to an
           -------------
Engine:

                       (i) any theft, hijacking or disappearance of such property for a period of 15 consecutive days (provided that, so long as Borrower shall be diligently pursuing recovery of such property, such period shall be extended to 45 consecutive days) or more;

               (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

               (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

               (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by the Government or any foreign government or purported government (or in the case of any such condemnation, confiscation, seizure or requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of (A) in the case of any condemnation, confiscation, seizure or requisition of use, 180 consecutive days or (B) in the case of any condemnation, confiscation or seizure of, or requisition of title, 15 consecutive days;

               (v) as a result of any law, rule, regulation, order or other action by the Aeronautical Authority, the use of the Engines in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all General Electric CF34-3B1 Series 200 aircraft engines for a period of 180 consecutive days, unless the Borrower, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Engines and shall within 12 months have conformed at least one General Electric CF34-3B1 Series 200 aircraft engine (but not necessarily an Engine) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Engines in a non-discriminatory manner; and

               (vi) the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine under Section 4.01(b)(iii) or 4.01(b)(vi) of the Security Agreement.

The date of such Event of Loss shall be (aa) the 16/th/ day following loss of such property or its use due to theft or disappearance or the 46/th/ day following such loss if such period shall have been extended; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181/st/ day following condemnation, confiscation, seizure or requisition of title to such property by the Government or a foreign government referred to in clause
(iv) above (or the 16/th/ day in the case of appropriation of title); and (ee) the last day of the applicable period referred to in clause (v) above.

          "Expenses" has the meaning given to such term in Section 7.01(a) of
           --------
the Loan Agreement.

          "Federal Aviation Administration" or "FAA" means the United States
           --------------------------------     ---
Federal Aviation Administration and any successor agency or agencies thereto.

          "Funding Date" means, in respect of each Loan, the Business Day on
           ------------
which the relevant Loan is, or is to be, advanced by the Lender to the Borrower;

          "Government" means the United States of America or an agency or
           ----------
instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

          "Indemnitee" means Lender and each Affiliate, officer, director,
           ----------
employee, agent, servant, successor and permitted assigns of Lender.

          "Lease Agreement [N587ML]" means the Lease Agreement [N587ML] dated as
           ------------------------
of December 30, 1999, between Fleet National Bank, as Lessor and the Borrower, as Lessee.

          "Lender" means Fleet Capital Corporation, a Rhode Island corporation,
           ------
and its successors and permitted assigns.

          "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease,
           ----
security interest, claim, or other similar interest of any nature whatsoever.

          "Loan" means the aggregate unpaid principal balance at any time of the
           ----
amounts advanced by the Lender to the Borrower pursuant to the Loan Agreement, whether as Loan A or Loan B.

          "Loan A" has the meaning specified in Section 2.01(a)(i) of the Loan
           ------
Agreement.

          "Loan A Engine" means the Engine to be financed by the proceeds of
           -------------
Loan A.

          "Loan Agreement" means the Loan Agreement, dated as of December 30,
           --------------
1999, between the Borrower and the Lender.

          "Loan B" has the meaning specified in Section 2.01(a)(ii) of the Loan
           ------
Agreement.

          "Loan B Engine" means the Engine to be financed by the proceeds of
           -------------
Loan B.

          "Make-Whole Premium" means with respect to the prepayment of any Note
           ------------------
(x) except in the case of any prepayment pursuant to Section 2.04(a) of the Loan Agreement, until the first anniversary of the date thereof, an amount equal to 3% of the amount of the principal being prepaid and (y) otherwise, the then current rate for United States treasury securities (United States Treasury Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the applicable Average Life Date (the "Treasury Rate"), plus 295 basis points, shall be subtracted from the sum of: (1) the United States Treasury securities rate which was used by the Lender in calculating the Applicable Rate at Note commencement, plus (2) 295 basis points. If the result is zero or a negative number, the Make-Whole Premium shall be zero. If the result is a positive number, then the remaining payments due under such Note at the time of prepayment shall be discounted to present value over the remaining term of such Note, utilizing the then current Treasury Rate plus 295 basis points. The remaining principal balance under such Note shall be subtracted from the result of the present value calculation. The resulting amount of such subtraction calculation shall be the Make-Whole Premium due Lender from Borrower. Lender and Borrower agree that any Make-Whole Premium required to be paid in connection with a Note does not constitute a penalty, but rather a reasonable calculation of the investment loss that could be sustained by Lender resulting from a prepayment of such Note. For purposes hereof, the Treasury Rate shall be the "Bid Yield" calculated by reference to the "Treasury Bonds, Notes and Bills" figures published in The Wall Street Journal on or next preceding the
                     -----------------------
termination date. In the event that The Wall Street Journal is not published or
                                    -----------------------
does not publish "Treasury Bonds, Notes and Bills" figures for four consecutive business days, a comparable reference shall be selected by Lender in its reasonable discretion.)

          "Maturity Date" means the earlier of (i) with respect to each Loan,
           -------------
the date falling eighty-four (84) months after the relevant Funding Date of such Loan or (ii) the date upon which all amounts due to Lender under the Loan Agreement, the Notes and the other Operative Agreements shall have been paid or shall be payable in full in accordance with the terms thereof.

          "Minimum Liability Amount" shall mean $300,000,000.
           ------------------------

          "Note" or "Notes" means each of the secured promissory notes issued by
           ----      -----
the Borrower to the Lender from time to time pursuant to the Loan Agreement.

          "Obligations" means all indebtedness, liabilities, fees, indemnities
           -----------
and obligations of Borrower and any other Person to Lender arising under or relating to the Operative Agreements, including, but not limited to, repayment of the principal of the Loan and payment of interest thereon.

          "Officer's Certificate" means as to any company a certificate signed
           ---------------------
by a Responsible Officer of such company.

          "Operative Agreements" means the Loan Agreement, the Notes, the
           --------------------
Security Agreement and the Security Agreement Supplements.

          "Parts" means any and all appliances, parts, instruments, components,
           -----
appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than complete Engines and temporary replacement parts as provided in Section 4.03(a) of the Security Agreement) which may from time to time be incorporated or installed in or attached to any Engine, exclusive of any items leased by the Borrower from third parties and not required in the operation of any Engine.

          "Past Due Rate" means a rate equal to the rate per annum announced
           -------------
from time to time by Citibank, N.A. as its prime rate plus three percent (3%) per annum.

          "Payment Date" means, with respect to each Loan, each date listed
           ------------
under the heading "Payment Date" in Schedule I to the relevant Note.

          "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any
           ---------------------
foreign air carrier that is principally based in any foreign country listed on Exhibit B to the Security Agreement, except those that do not maintain normal diplomatic relations with the United States.

          "Permitted Investments" means (a) direct obligations of the United
           ---------------------
States of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service. Unless otherwise specified in writing by the Lender, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

          "Permitted Lease" means any lease agreement between the Borrower and a
           ---------------
Permitted Lessee as permitted by Section 4.01(b) of the Security Agreement.

          "Permitted Lessee" means (a) any Permitted Air Carrier, (b) any
           ----------------
airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit B to the Security Agreement or (c) the United States of America or any instrumentality or agency thereof.

          "Permitted Lien" has the meaning given to such term in Section 4.06 of
           --------------
the Security Agreement.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, joint stock company, trust, unincorporated organization, association, corporation, institution, limited liability company or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof) or other entity of whatever nature.

          "Remaining Weighted Average Life" means on a given date with respect
           -------------------------------
to any Note the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Note.

          "Replacement Engine" means a General Electric CF34-3B1 Series 200
           ------------------
engine (or engine of the same manufacturer of a comparable or an improved model) which replaces an Engine pursuant to Section 4.03(e) of the Security Agreement and which shall have become subject to the Lien of the Security Agreement pursuant to Section 4.03(e) thereof.

          "Responsible Officer" means, with respect to any party, any Vice
           -------------------
President or other corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

          "Section 1110" means 11 U.S.C. (S) 1110 or any successor or analogous
           -------------
section of the federal bankruptcy law in effect from time to time.

          "Section 1110 Person" means a Citizen of the United States who is an
           -------------------
air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

          "Security Agreement" means the Engine Security Agreement, dated as of
           ------------------
December 30, 1999, between the Borrower and the Lender.

          "Security Agreement Supplement" means any supplement to the Security
           -----------------------------
Agreement, substantially in the form of Exhibit A to the Security Agreement, entered into between the Borrower and the Lender for the purpose of identifying the Engines (or a Replacement Engine) by manufacturer's serial numbers and subjecting the Engines (or a Replacement Engine) to the Lien of the Security Agreement, including any amendment thereto entered into subsequent to the first Funding Date.

          "Specified Default" means (a) an event or condition described in
           -----------------
Section 8.01(a), (f), (g) or (h) of the Loan Agreement that, after the giving of notice or lapse of time, or both, would become an Event of Default, or (b) any Event of Default.

          "Tax" or "Taxes" means all license, recording, documentary,
           ---      -----
registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies,
             -- -------
imposts, recording duties, duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon.

          "Transaction Costs" means those costs and expenses set forth in
           -----------------
Section 10.01(a) of the Loan Agreement.

          "Transportation Code" means Title 49 of the United States Code,
           -------------------
subtitle VII, as amended and in effect on the date of the Loan Agreement or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

          "Uniform Commercial Code" means the Uniform Commercial Code as in
           -----------------------
effect from time to time in any relevant jurisdiction.

          "United States", "U.S." or "US" means the United States of America.
           -------------    ----      --